Exhibit (h)(vii) (A)

DIREXION SHARES ETF TRUST

AMENDED AND RESTATED

OPERATING EXPENSE LIMITATION AGREEMENT

THIS OPERATING EXPENSE LIMITATION AGREEMENT (the “Agreement”), amends and restates the Operating Expense Limitation Agreement dated May 20, 2009, by and between DIREXION SHARES ETF TRUST, a Delaware statutory trust (the “Trust”), on behalf of each of the funds listed on Appendix A (the “Funds”), and the adviser of the Funds, Rafferty Asset Management, LLC, a New York limited liability corporation (the “Adviser”), is effective as to each Fund, as of the effective date listed on Appendix A.

WHEREAS, the Adviser renders advice and services to the Funds pursuant to the terms and provisions of an Investment Advisory Agreement and a Management Services Agreement between the Trust and the Adviser (the “Investment Advisory Agreement”); and

WHEREAS, the Funds are responsible for, and have assumed the obligation for, payment of certain expenses pursuant to the Investment Advisory Agreement and the Management Services Agreement that have not been assumed by the Adviser; and

WHEREAS, the Adviser desires to limit the Funds’ Total Annual Fund Operating Expenses (as that term is defined below in Paragraph 2 of this Agreement) pursuant to the terms and provisions of this Agreement, and the Trust (on behalf of the Funds) desires to allow the Adviser to implement those limits;

NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties, intending to be legally bound hereby, mutually agree as follows:

1.	Limit On Total Annual Fund Operating Expenses. The Adviser hereby agrees to limit each Fund’s current Total Annual Fund Operating Expenses to an annual rate, expressed as a percentage of each Fund’s respective average daily net assets to the amounts listed in Appendix A (the “Annual Limits”). In the event that the current Total Annual Fund Operating Expenses of each Fund, as accrued each month, exceed its Annual Limit, the Adviser will pay to that Fund, on a monthly basis, the excess expense within 30 days of being notified that an excess expense payment is due.

2.

Definition. For purposes of this Agreement, the term “Total Annual Fund Operating Expenses” with respect to a Fund is defined to include all expenses necessary or appropriate for the operation of the Fund, including the Adviser’s advisory fee and management services fee and other expenses described in the Investment Advisory Agreement, the Management Services Agreement and any Rule 12b-1 fees, but does not include, as applicable, among other expenses, any front-end or contingent deferred sales loads, taxes, leverage interest, dividends or interest on short positions, other interest expenses, brokerage commissions, expenses incurred in connection with any merger or reorganization, Acquired Fund Fees and Expenses, and extraordinary expenses such as indemnification and litigation. Solely at the Adviser’s option and discretion, the Adviser can pay, reimburse or otherwise assume one or more of the excluded expenses, in which case such an assumed expense will be subject to reimbursement to the Adviser in accordance with the reimbursement provisions of Section 3. For purposes of this paragraph 2, “Acquired Fund Fees and Expenses” means the indirect fees and expenses that a Fund incurs from investing in the shares of other registered or unregistered investment companies.

3.	Reimbursement of Fees and Expenses. The Adviser retains its right to receive reimbursement of any excess expense payments paid by it pursuant to this Agreement in the three previous years, if the recovery does not cause a Fund to exceed any expense limitations contractually imposed by the Adviser.

4.	Term. The Annual Limit shall be in effect for each Fund until the termination date indicated on Appendix A, unless sooner terminated as provided in Paragraph 5 of this Agreement.

5.	Termination. This Agreement may be terminated at any time, and without payment of any penalty, by the Board of Trustees of the Trust, on behalf of one or more Funds, upon notice to the Adviser. This Agreement may not be terminated by the Adviser, on behalf of one or more Funds, without the consent of the Board of Trustees of the Trust. This Agreement automatically will terminate with respect to a Fund if the Investment Advisory Agreement is terminated with respect to such Fund, with such termination effective upon the effective date of the Investment Advisory Agreement’s termination. No shareholder approval is required to terminate or amend this Agreement.

6.	Assignment. This Agreement and all rights and obligations hereunder may not be assigned without the written consent of the other party.

7.	Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

8.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws principles hereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any applicable federal law, regulation or rule, including the Investment Company Act of 1940, and the Investment Advisers Act of 1940, and any rules an regulations promulgated thereunder.

9.	Amendments. The parties may amend Appendix A to this Agreement to add or delete Funds and update the termination date of the Annual Limits with respect to a Fund by including such changes in an updated version Appendix A.

10.

Binding Effect. A copy of the Certificate of Trust establishing the Trust is on file with the Secretary of The State of Delaware, and notice is hereby given that this Agreement is executed by the Trust on behalf of the Funds by an officer of the

2

Trust as an officer and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only up on the assets and property belonging to the Funds.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

DIREXION SHARES ETF TRUST	RAFFERTY ASSET MANAGEMENT, LLC

By:	By:
Name:	Name:
Title:	Title:

Date:	Date:

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APPENDIX A

Operating Expense Limitation Agreement

Direxion Shares ETF Trust

	FUND	TOTAL ANNUAL FUND OPERATING EXPENSE LIMIT	TERMINATION DATE	FUND STATUS
1.	Direxion Daily Total Market Bull 3X Shares	0.95%	September 1, 2015	Not Open
2.	Direxion Daily Total Market Bear 3X Shares	0.95%	September 1, 2015	Not Open
3.	Direxion Daily S&P 500® Bull 3X Shares	0.95%	September 1, 2015	Open
4.	Direxion Daily S&P 500® Bear 3X Shares	0.95%	September 1, 2015	Open
5.	Direxion Daily Mid Cap Bull 3X Shares	0.95%	September 1, 2015	Open
6.	Direxion Daily Mid Cap Bear 3X Shares	0.95%	September 1, 2015	Open
7.	Direxion Daily Small Cap Bull 3X Shares	0.95%	September 1, 2015	Open
8.	Direxion Daily Small Cap Bear 3X Shares	0.95%	September 1, 2015	Open
9.	Direxion Daily Developed Markets Bull 3X Shares	0.95%	September 1, 2015	Open
10.	Direxion Daily Developed Markets Bear 3X Shares	0.95%	September 1, 2015	Open
11.	Direxion Daily Emerging Markets Bull 3X Shares	0.95%	September 1, 2015	Open
12.	Direxion Daily Emerging Markets Bear 3X Shares	0.95%	September 1, 2015	Open
13.	Direxion Daily FTSE China Bull 3X Shares	0.95%	September 1, 2015	Open
14.	Direxion Daily FTSE China Bear 3X Shares	0.95%	September 1, 2015	Open
15.	Direxion Daily India Bull 3X Shares	0.95%	September 1, 2015	Open
16.	Direxion Daily Latin America Bull 3X Shares	0.95%	September 1, 2015	Open
17.	Direxion Daily Clean Energy Bull 3X Shares	0.95%	September 1, 2015	Not Open
18.	Direxion Daily Clean Energy Bear 3X Shares	0.95%	September 1, 2015	Not Open
19.	Direxion Daily Energy Bull 3X Shares	0.95%	September 1, 2015	Open
20.	Direxion Daily Energy Bear 3X Shares	0.95%	September 1, 2015	Open
21.	Direxion Daily Financial Bull 3X Shares	0.95%	September 1, 2015	Open

	FUND	TOTAL ANNUAL FUND OPERATING EXPENSE LIMIT	TERMINATION DATE	FUND STATUS
22.	Direxion Daily Financial Bear 3X Shares	0.95%	September 1, 2015	Open
23.	Direxion Daily Technology Bull 3X Shares	0.95%	September 1, 2015	Open
24.	Direxion Daily Technology Bear 3X Shares	0.95%	September 1, 2015	Open
25.	Direxion Daily Real Estate Bull 3X Shares	0.95%	September 1, 2015	Open
26.	Direxion Daily Real Estate Bear 3X Shares	0.95%	September 1, 2015	Open
27.	Direxion Daily 7-10 Year Treasury Bull 3X Shares	0.95%	September 1, 2015	Open
28.	Direxion Daily 7-10 Year Treasury Bear 3X Shares	0.95%	September 1, 2015	Open
29.	Direxion Daily 20+Year Treasury Bull 3X Shares	0.95%	September 1, 2015	Open
30.	Direxion Daily 20+Year Treasury Bear 3X Shares	0.95%	September 1, 2015	Open
31.	Direxion Daily 20+ Year Treasury Bull 2X Shares	0.95%	September 1, 2015	Not Open
32.	Direxion Daily 20+ Year Treasury Bear 2X Shares	0.95%	September 1, 2015	Not Open
33.	Direxion Daily Small Cap Bull 2X Shares	0.95%	September 1, 2015	Not Open
34.	Direxion Daily Small Cap Bear 2X Shares	0.95%	September 1, 2015	Not Open
35.	Direxion Daily Basic Materials Bear 3X Shares	0.95%	September 1, 2015	Open
36.	Direxion Daily Brazil Bull 3X Shares	0.95%	September 1, 2015	Open
37.	Direxion Daily Brazil Bear 3X Shares	0.95%	September 1, 2015	Open
38.	Direxion Daily Canada Bull 3X Shares	0.95%	September 1, 2015	Not Open
39.	Direxion Daily Canada Bear 3X Shares	0.95%	September 1, 2015	Not Open
40.	Direxion Daily Commodity Related Bull 3X Shares	0.95%	September 1, 2015	Not Open
41.	Direxion Daily Commodity Related Bear 3X Shares	0.95%	September 1, 2015	Not Open
42.	Direxion Daily Gold Miners Bull 3X Shares	0.95%	September 1, 2015	Open
43.	Direxion Daily Gold Miners Bear 3X Shares	0.95%	September 1, 2015	Open

	FUND	TOTAL ANNUAL FUND OPERATING EXPENSE LIMIT	TERMINATION DATE	FUND STATUS
44.	Direxion Daily Healthcare Bull 3X Shares	0.95%	September 1, 2015	Open
45.	Direxion Daily Indonesia Bull 3X Shares	0.95%	September 1, 2015	Not Open
46.	Direxion Daily Indonesia Bear 3X Shares	0.95%	September 1, 2015	Not Open
47.	Direxion Daily Malaysia Bull 3X Shares	0.95%	September 1, 2015	Not Open
48.	Direxion Daily Malaysia Bear 3X Shares	0.95%	September 1, 2015	Not Open
49.	Direxion Daily Natural Gas Related Bull 3X Shares	0.95%	September 1, 2015	Not Open
50.	Direxion Daily Natural Gas Related Bear 3X Shares	0.95%	September 1, 2015	Not Open
51.	Direxion Daily Regional Banks Bull 3X Shares	0.95%	September 1, 2015	Not Open
52.	Direxion Daily Regional Banks Bear 3X Shares	0.95%	September 1, 2015	Not Open
53.	Direxion Daily Retail Bull 3X Shares	0.95%	September 1, 2015	Open
54.	Direxion Daily Russia Bull 3X Shares	0.95%	September 1, 2015	Not Open
55.	Direxion Daily Russia Bear 3X Shares	0.95%	September 1, 2015	Not Open
56.	Direxion Daily Large Cap Bull 2X Shares	0.95%	September 1, 2015	Not Open
57.	Direxion Daily Large Cap Bear 2X Shares	0.95%	September 1, 2015	Not Open
58.	Direxion Daily Semiconductor Bull 3X Shares	0.95%	September 1, 2015	Open
59.	Direxion Daily Semiconductor Bear 3X Shares	0.95%	September 1, 2015	Open
60.	Direxion Daily South Korea Bull 3X Shares	0.95%	September 1, 2015	Open
61.	Direxion Daily South Korea Bear 3X Shares	0.95%	September 1, 2015	Open
62.	Direxion Daily Taiwan Bull 3X Shares	0.95%	September 1, 2015	Not Open
63.	Direxion Daily Taiwan Bear 3X Shares	0.95%	September 1, 2015	Not Open
64.	Direxion Daily Thailand Bull 3X Shares	0.95%	September 1, 2015	Not Open
65.	Direxion Daily Thailand Bear 3X Shares	0.95%	September 1, 2015	Not Open
66.	Direxion Daily TIPs Bull 3X Shares	0.95%	September 1, 2015	Not Open

	FUND	TOTAL ANNUAL FUND OPERATING EXPENSE LIMIT	TERMINATION DATE	FUND STATUS
67.	Direxion Daily TIPs Bear 3X Shares	0.95%	September 1, 2015	Not Open
68.	Direxion Daily Total Bond Market Bull 3X Shares	0.95%	September 1, 2015	Not Open
69.	Direxion Daily Corporate Bond Bull 3X Shares	0.95%	September 1, 2015	Not Open
70.	Direxion Daily Corporate Bond Bear 3X Shares	0.95%	September 1, 2015	Not Open
71.	Direxion Daily High Yield Bond Bull 3X Shares	0.95%	September 1, 2015	Not Open
72.	Direxion Daily High Yield Bond Bear 1X Shares	0.65%	September 1, 2015	Not Open
73.	Direxion Daily Municipal Bond Taxable Bull 3X Shares	0.95%	September 1, 2015	Not Open
74.	Direxion DWS NASDAQ Volatility Index Response Shares	0.65%	September 1, 2015	Not Open
75.	Direxion Daily Corporate Bond Bear 1X Shares	0.65%	September 1, 2015	Not Open
76.	Direxion Daily 7-10 Year Treasury Bear 1X Shares	0.65%	September 1, 2015	Open
77.	Direxion Daily 20+ Year Treasury Bear 1X Shares	0.65%	September 1, 2015	Open
78.	Direxion Daily Total Bond Market Bear 1X Shares	0.65%	September 1, 2015	Open
79.	Direxion Daily Small Cap Bear 1X Shares	0.65%	September 1, 2015	Not Open
80.	Direxion Daily Total Market Bear 1X Shares	0.65%	September 1, 2015	Open
81.	Direxion Daily Emerging Markets Bear 1X Shares	0.65%	September 1, 2015	Not Open
82.	Direxion Daily Developed Markets Bear 1X Shares	0.65%	September 1, 2015	Not Open
83.	Direxion Daily Dow 30® Bear 1X Shares	0.65%	September 1, 2015	Not Open
84.	Direxion Daily Large Cap Bear 1X Shares	0.65%	September 1, 2015	Not Open
85.	Direxion Daily Municipal Bond Taxable Bear 1X Shares	0.65%	September 1, 2015	Not Open
86.	Direxion Daily Financial Bull 1X Shares	0.65%	September 1, 2015	Not Open
87.	Direxion Daily Technology Bear 1X Shares	0.65%	September 1, 2015	Not Open
88.	Direxion Daily Industrial Bull 3X Shares	0.95%	September 1, 2015	Not Open
89.	Direxion Daily Industrial Bear 3X Shares	0.95%	September 1, 2015	Not Open

	FUND	TOTAL ANNUAL FUND OPERATING EXPENSE LIMIT	TERMINATION DATE	FUND STATUS
90.	Direxion Daily Junior Gold Miners Bull 3X Shares	0.95%	September 1, 2015	Open
91.	Direxion Daily Junior Gold Miners Bear 3X Shares	0.95%	September 1, 2015	Open
92.	Direxion Daily Silver Miners Bull 3X Shares	0.95%	September 1, 2015	Not Open
93.	Direxion Daily Silver Miners Bear 3X Shares	0.95%	September 1, 2015	Not Open
94.	Direxion Daily Turkey Bull 3X Shares	0.95%	September 1, 2015	Not Open
95.	Direxion Daily Turkey Bear 3X Shares	0.95%	September 1, 2015	Not Open
96.	Direxion Daily Utilities Bull 3X Shares	0.95%	September 1, 2015	Not Open
97.	Direxion Daily Utilities Bear 3X Shares	0.95%	September 1, 2015	Not Open
98.	Direxion Daily FTSE Europe Bull 3X Shares	0.95%	September 1, 2015	Not Open
99.	Direxion Daily FTSE Europe Bear 3X Shares	0.95%	September 1, 2015	Not Open
100.	Direxion Daily Dow 30 Bull 3X Shares	0.95%	September 1, 2015	Not Open
101.	Direxion Daily Dow 30 Bear 3X Shares	0.95%	September 1, 2015	Not Open
102.	Direxion Daily Dow 30 Bull 2X Shares	0.95%	September 1, 2015	Not Open
103.	Direxion Daily Dow 30 Bear 2X Shares	0.95%	September 1, 2015	Not Open
104.	Direxion NASDAQ-100® Equal Weighted Index Shares	0.35%	September 1, 2015	Open
105.	Direxion All Cap Insider Sentiment Shares	0.65%	September 1, 2015	Open
106.	Direxion S&P 600® DRRC Index Volatility Response Shares	0.45%	September 1, 2015	Not Open
107.	Direxion S&P 500® DRRC Index Volatility Response Shares	0.45%	September 1, 2015	Open
108.	IndiaShares Fixed Income Shares	0.95%	September 1, 2015	Not Open
109.	IndiaShares Mid- & Small- Cap Shares	0.95%	September 1, 2015	Not Open
110.	IndiaShares Consumer Shares	0.95%	September 1, 2015	Not Open
111.	IndiaShares Energy & Utilities Shares	0.95%	September 1, 2015	Not Open
112.	IndiaShares Financial Shares	0.95%	September 1, 2015	Not Open
113.	IndiaShares Industrial Shares	0.95%	September 1, 2015	Not Open
114.	IndiaShares Infrastructure Shares	0.95%	September 1, 2015	Not Open

	FUND	TOTAL ANNUAL FUND OPERATING EXPENSE LIMIT	TERMINATION DATE	FUND STATUS
115.	IndiaShares Materials Shares	0.95%	September 1, 2015	Not Open
116.	IndiaShares Technology & Telecommunication Shares	0.95%	September 1, 2015	Not Open
117.	Direxion Daily Japan Bull 3X Shares	0.95%	September 1, 2015	Open
118.	Direxion Daily Japan Bear 3X Shares	0.95%	September 1, 2015	Open
119.	Direxion Daily Chile Bull 3X Shares	0.95%	September 1, 2015	Not Open
120.	Direxion Daily Chile Bear 3X Shares	0.95%	September 1, 2015	Not Open
121.	Direxion Daily Hong Kong Bull 3X Shares	0.95%	September 1, 2015	Not Open
122.	Direxion Daily Hong Kong Bear 3X Shares	0.95%	September 1, 2015	Not Open
123.	Direxion Daily Mexico Bull 3X Shares	0.95%	September 1, 2015	Not Open
124.	Direxion Daily Mexico Bear 3X Shares	0.95%	September 1, 2015	Not Open
125.	Direxion Daily Philippines Bull 3X Shares	0.95%	September 1, 2015	Not Open
126.	Direxion Daily Philippines Bear 3X Shares	0.95%	September 1, 2015	Not Open
127.	Direxion Daily China A Share Bull 3X Shares	0.95%	September 1, 2015	Not Open
128.	Direxion Daily China A Share 2X Bull 3X Shares	0.95%	September 1, 2015	Not Open
129.	Direxion Daily China Energy Bull 1.25X Shares	0.95%	September 1, 2015	Not Open
130.	Direxion Daily China Materials Bull 1.25X Shares	0.95%	September 1, 2015	Not Open
131.	Direxion Daily China Industrials Bull 1.25X Shares	0.95%	September 1, 2015	Not Open
132.	Direxion Daily China Consumer Discretionary Bull 1.25X Shares	0.95%	September 1, 2015	Not Open
133.	Direxion Daily China Consumer Staples Bull 1.25X Shares	0.95%	September 1, 2015	Not Open
134.	Direxion Daily China Health Care Bull 1.25X Shares	0.95%	September 1, 2015	Not Open
135.	Direxion Daily China Financials Bull 1.25X Shares	0.95%	September 1, 2015	Not Open
136.	Direxion Daily China Information Technology Bull 1.25X Shares	0.95%	September 1, 2015	Not Open
137.	Direxion Daily China Telecommunication Services Bull 1.25X Shares	0.95%	September 1, 2015	Not Open

	FUND	TOTAL ANNUAL FUND OPERATING EXPENSE LIMIT	TERMINATION DATE	FUND STATUS
138.	Direxion Daily China Utilities Bull 1.25X Shares	0.95%	September 1, 2015	Not Open
139.	Direxion Daily China A Share Bull 1.25X Shares	0.95%	September 1, 2015	Not Open
140.	Direxion Zacks MLP High Income Shares	0.65%	September 1, 2015	Not Open
141.	Direxion Daily MSCI European Financial Bull 3X Shares	0.95%	September 1, 2015	Not Open
142.	Direxion Daily MSCI European Financial Bear 3X Shares	0.95%	September 1, 2015	Not Open

Last Updated: November 26, 2013